SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


     Filed by the Registrant                     [X]

     Filed by a party other than the Registrant   [ ]

     Check the appropriate Box:

     [X]    Preliminary proxy statement
     [ ]    Definitive proxy statement
     [ ]    Definitive additional materials
     [ ]    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                                     IMSCO, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                    IMSCO, INC.
- --------------------------------------------------------------------------------
                     (Name of Person filing Proxy Statement)


Payment of filing fee (check the appropriate box):

     [X]  $125 per Exchange Act Rule O-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2)
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
          and O-11

     (1)  Title of each close of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11:
     (4)  Proposed maximum aggregate value of transaction:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
     (2)  Form, schedule or registration statement no.:
     (3)  Filing party:
     (4)  Date filed:

                                   IMSCO, INC.

      40 BAYFIELD DRIVE, NORTH ANDOVER, MASSACHUSETTS 01845 (508) 689-2080


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of IMSCO, Inc.:

Notice is hereby given that the 1996 Annual Meeting of Shareholders of IMSCO, Inc. will be held at the Ramada Inn - Rolling Green, 311 Lowell Street, Andover, Massachusetts 01810, on Tuesday, June 25, 1996 at 3:00 p.m. (Eastern Daylight
Time) for the following purposes:

     (1)  to elect directors of the Corporation;
     (2) to consider and vote upon a proposal to reincorporate the Company in Delaware under the name IMSCO Technologies, Inc. by a merger;
     (3) to consider and vote upon a proposal to authorize an additional 12,000,000 shares of Common Stock;
     (4) to consider and vote upon a proposal to authorize up to 1,000,000 shares of Preferred Stock;
     (5) to consider and vote upon a proposal to limit certain personal liability of directors for monetary damages;
     (6) to consider and vote upon a proposal to establish an Employee Incentive Stock Option Program; and
     (7) to consider and vote upon a proposal to approve appointment of Gordon, Harrington & Osborn, P.C., as auditors for the Corporation.

     Only Shareholders of record at the close of business on June 4, 1996, will be entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors.    Gloria Berg, Secretary    May 23, 1996

    ------------------------------------------------------------------------


IMSCO, INC., 40 Bayfield Drive, North Andover, Massachusetts 01845
(508) 689-2080

PROXY STATEMENT AND ANNUAL REPORT for Annual Meeting of Shareholders-
June 25, 1996

                          -----------------------------

The proxy which is requested in the foregoing Notice of Annual Meeting of Shareholders is being solicited by the Board of Directors of IMSCO, Inc. ("Imsco") with respect to the shareholders' meeting to be held on Tuesday, June 25, 1996. The mailing address and principal executive office of Imsco is 40 Bayfield Drive, North Andover, Massachusetts 01845. Any proxy given may be revoked by the shareholder executing such proxy by notifying the secretary of the meeting in writing at any time prior to the voting thereof. Unless revoked, the shares represented by all such proxies will be voted. It is expected that the Notice, Proxy Statement and Annual Report, and form of Proxy will be mailed to shareholders on or about June 4, 1996.

The close of business on June 4, 1996 has been fixed as the time for the determination of the shareholders entitled to vote at the Annual Meeting. Each share of Imsco' common stock, $.001 par value ("Common Stock"), is entitled to one vote. There are 2,994,893 shares of Imsco' Common Stock outstanding and entitled to vote. A quorum for the meeting is the presence of the holders of a majority of the issued and outstanding Common Stock in person or by proxy.

The Annual Meeting will be held at the Ramada Inn - Rolling Green, 311 Lowell Street, Andover, Massachusetts 01810, at 3:00 p.m. prevailing local time on Tuesday, June 25, 1996. The Annual Meeting may be adjourned from time to time as provided in Imsco's bylaws.

Imsco's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, as filed with the Securities and Exchange Commission, including financial statements and schedules for the fiscal year ended December 31, 1995, is included as a part of, and delivered with, this Proxy Statement.


                              ELECTION OF DIRECTORS

Ownership of Securities by Directors, Executive Directors and Certain Beneficial Owners

The following corporations and individuals are known to Imsco to be the beneficial owners of more than 5% of Imsco's voting common stock, there being no other class of voting securities outstanding. To the knowledge of Imsco, no other person is the holder of more than 5% of any class of Imsco' voting securities.

Name and Address of      Amount and Nature of
Beneficial Owner         Beneficial Ownership (1)       Percent of Class
- ----------------         ------------------------       ----------------

Sol L. Berg (2)               135,000 (3)                   4.6%
11 Royal Crest Drive
North Andover, MA  01845

Gloria Berg                   115,250 (4)                    3.8%
11 Royal Crest Drive
North Andover, MA  01845

Dr. Alan Waldman (2)           70,000                        2.3%
184 Seiffert Court
Oceanside, NY  11572

Mrs. Alexander T. Hoffman     323,400                       10.8%
1660 Old Country Road
Plainview, NY  11803

KDP Tours Co., Ltd.           200,000                        7.9%
Sassoon House
Shirley Street
Nassau, Bahamas

Dirk Hagge (2)
28a Hinterstrasse                   25,000                    .99%
Elmshorn, Germany

All Officers and Directors(4)      345,250                  11.7%
as a group (4 persons)

(1) For purposes of this table, any person who directly or indirectly has or shares voting or investment power with respect to shares of common stock is deemed a beneficial owner of particular shares. Each person or entity listed above is deemed to have sole voting and investment power with respect to the shares shown, unless otherwise indicated.

(2)  Denotes a director of the Company.

(3) The shares shown as owned by Sol L. Berg do not include either (i) 115,250 shares owned by his wife, Gloria Berg, or (ii) 150,000 shares owned directly by Sol L. Berg's three adult children.

(4) The shares shown as owned by Gloria Berg do not include either (i) 135,000 shares owned directly by her husband, Sol L. Berg, or (ii) 150,000 shares owned directly by Gloria Berg's three adult children.

     There are no known arrangements which may at a subsequent date result in a change in control of the Company.

The following information pertains to the Common Stock of Imsco beneficially owned, directly or indirectly, by each director and nominees and certain executive officers individually and by all directors and executive officers of Imsco as a group. Each person named has an address c/o Imsco, Inc., 40 Bayfield Drive, North Andover, Massachusetts 01845.

Name                Amount and beneficial ownership (shares)          Percent
- ----                ----------------------------------------          -------

Sol L. Berg              135,000                                      4.6%
Dr. Alan Waldman          70,000                                      2.3%
Vic Bauer                 10,000(1)                                   0.33%
_________________
(1) Shares are directly owned by Mr. Bauer's sons, Ian and Jason Bauer.


Directors of Imsco

The Board of Directors of Imsco currently consists of five directors. At the Annual Meeting five directors will be elected for a one year term or until their successors are elected. Mr. Hagge is not standing for re-election and Mr. Vic Bauer has been nominated by the Board of Directors to fill that position. Information with respect to the five nominees proposed for election is set forth below. It is intended that the persons named in the proxy will vote in favor of the five nominees for election as set forth below.

The affirmative vote of a plurality of the votes cast by shareholders of Imsco entitled to notice of and to vote at the Annual Meeting is required for the election of directors.

                              YEAR FIRST
                              ELECTED AS          OFFICE WITH
NAME                AGE       DIRECTOR             COMPANY
- ----                ---       --------            ------------

Sol L. Berg         61          1986              President and Director

Dr. Alan Waldman    50          1992              Vice President and Director

Mr. James Yurak     60          1995              Director

Vernon Oberholtzer  56          1994              Director

Vic Bauer           53          nominee           Proposed Director


     Sol L. Berg (age 62)
     -----------

     Since the latter part of 1984, Mr. Berg has devoted his full-time efforts to the business of the Company. From 1982 to 1984, Mr. Berg was the Project Director and Product Manager for United Technologies Packard in Chicago, Illinois, which is a manufacturer of precision instrumentation. From 1980 to 1982, Mr. Berg was Product Manager for the Hamilton Company in Reno, Nevada. Hamilton Company is a manufacturer of precision scientific equipment. From 1974 to 1980, Mr. Berg, was the National Accounts Manager for Bio-Rad Laboratories in Richmond, California, which manufactures diagnostic materials and equipment.
Sol L. Berg is the husband of Gloria Berg.


     Alan Waldman (age 50)
     ------------

     Dr. Alan A. Waldman, Ph.D. joined Imsco as Executive Vice President and a Director in 1992. Since 1988, Dr. Waldman has served as President of Waldman Biomedical Consultancy, an international advisory group. From 1981 to 1988, Dr. Waldman was the Technical Director for the New York Blood Center, which is the largest blood bank in the world having annual sales in excess of $400 million. Dr. Waldman is a recognized leader in planning, development and automation of serologic and diagnostic testing related to immunologic and viral markers. He is the author of over 60 reports and publications. Dr. Waldman is contractually obligated to devote at least 20% of his time to the Company. Dr. Waldman also became Chief Executive Officer of the Company's BioElectric Separation & Testing, Inc. subsidiary in January 1996.

     James G. Yurak  (age 60)
     --------------

     Mr. Yurak was elected to the Board in l995 and serves as President and Chief Executive Officer of the Decaf Products, Inc. ("DPI") subsidiary of the Company, which was formed in l995 for the express purpose of manufacturing, marketing and distributing products incorporating the

Company's patented electrostatic decaffeination separation technologies. He brings 20 years of direct experience in the marketing and sales of coffee makers and coffee products to the Company and DPI. He joined Mr. Coffee, Inc. in 1975 as a salesman and rose to become National Sales Manager and from 1986 to 1994 served as its Executive Vice President, where he helped direct the growth of Mr. Coffee from a concept to a company with sales of approximately $200 million per year. Mr. Yurak is a graduate of Colgate University.


      Vernon S. Oberholtzer (age 56)
      ---------------------

      Vernon S. Oberholtzer has been a Director of Imsco since 1994. Since 1978, Mr. Oberholtzer has been President of his own financial consulting firm, Fletcher Capital Corporation. He has had over thirty years of diversified business experience with both major corporations and in the securities field, having worked with such firms as Herzog, Heine, Geduld & Company, Spencer Trask Securities, Inc. and Donaldson, Lufkin and Jenrette. From 1964 to 1975, Mr. Oberholtzer was employed by Shell Oil Company, where he held various managerial assignments. He holds a Master of Science Degree in Business Financial Management from George Washington University and a National Association of Securities Dealers, Inc. Series 7, 39 and 63 Licenses. He is a member of the Financial Analysts and Money Managers Society of New York.


     Vic Bauer (age 53)
     ---------

     Mr. Bauer is nominated to become a Director by the Board of Directors. Mr. Bauer has over 25 years experience in establishing product sales, marketing and distribution organizations. Since l994, he has been President and chief Executive Officer of BIJ Enterprises, Ltd., St. James, New York, which entity serves as an Agent/Broker for Stone Container Corporation and Formosa Plastics. From 1991 to 1994 he was President and Chief Executive Officer of Royal Beverages of New York, Ltd., which was the exclusive franchised bottler and distributor of Royal Crown Cola Company for the New York and Long Island metropolitan area, excluding Manhattan. At Royal Beverages, Mr Bauer recruited and supervised management teams consisting of sales manager, directors of chain sales, controller and operations specialists, warehouse managers plus in excess of 100 additional employees. From 1971 to 1991, Mr. Bauer was the President of wholesale beverage distribution companies. He received a Bachelor of Science in Business Administration from New York University in l964 and a Masters Degree in Education from Brooklyn College in 1967.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

Directors do not receive any compensation for services as directors. During fiscal year 1995 there were two meetings of the Board of Directors of Imsco.

During fiscal year 1995, Imsco's Board of Directors performed the functions of a compensation committee of the Board in reviewing the compensation paid to employees, and of an audit committee in reviewing financial statements,
management and internal audits.   Imsco does not have a separate

Nominating or Compensation Committee. During fiscal year 1995, each director (except Dirk Hagge, who is not standing for re-election) attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors, and (2) the total number of meetings held by all committees of the Board on which he served.

EXECUTIVE OFFICERS OF IMSCO

Gloria Berg, the Secretary of Imsco, is the only executive officer who is not a director of Imsco. she serves at the pleasure of the Board of Directors and has been the Secretary of Imsco since 1986. Her age is 57. Gloria Berg is the wife of Sol L. Berg, the President and a Director of Imsco.

EXECUTIVE COMPENSATION

The following table sets for the annual and long-term compensation of the chief executive officer for services in all capacities for the fiscal year ended December 31, 1993, 1994 and 1995. No employee's annual salary and bonus exceeded $100,000 in any of those fiscal years.

                           SUMMARY COMPENSATION TABLE

Name and Principal Position        Fiscal Year     Annual Compensation {Salary}
 Sol L. Berg,                         1995                   $ 75,300
 President                            1994                   $ 51,944
 and C.E.O.                           1993                   $ 0

     Mr. Berg also received 150,000 shares of common stock of the DPI subsidiary of the Company for services rendered. He received no other form of compensation, bonus, restricted stock awards, stock appreciation rights or options or long-term incentive plans.

     Mr. James Yurak, a Director of the Company and the President and Chief Executive Officer of DPI, has been granted 125,000 of the outstanding shares of DPI and performance based escrowed stock for up to 375,000 additional shares of DPI for nominal par value. Under the stock escrow arrangement, 125,000 shares of the escrowed stock will be released if the sales of DPI reach $10 million in a fiscal year, 125,000 will be released if the sales of DPI reach $20 million in a fiscal year and 125,000 will be released after one year of service to DPI. Additionally, under his Employment Agreement with DPI, Mr. Yurak is to receive a base salary of $75,000 for 1996, $125,000 for 1997 and $150,000 for 1998.

     The Company has a year to year consulting agreement with Dr. Alan Waldman entered into on July 1, 1992 as amended on July 1, 1994. The consulting agreement with Dr. Waldman is in lieu of an employment contract. In l995, Dr. Waldman was issued 50,000 shares of DPI common stock as compensation under his consulting agreement. Dr. Waldman has agreed to serve as the President and Chief Executive Officer of the Company's recently formed BioElectric Separation and Testing, Inc. ("BEST") subsidiary. The Company is currently negotiating Dr. Waldman's compensation package in connection with his role at BEST.

     There are no arrangements known to the Company which may at a subsequent date result in a change in control of the Company.

     If the reincorporation of the Company as New Imsco in the State of Delaware and the proposed increase in the authorized shares of common stock from 3,000,000 to 15,000,000 as set forth in this Proxy Statement is approved by the requisite vote of the shareholders, Mr. Berg, Mr. Yurak, Dr. Waldman and all other shareholders of DPI, except for the Company, have agreed to return the shares of DPI owned by each of them to DPI in exchange for shares of New Imsco on a one-for-one basis in sufficient amount such that DPI will be a consolidated subsidiary of New Imsco for financial and tax reporting purposes.

     There are presently no pension or other plans or arrangements pursuant to which renumeration is proposed to be paid in the future to any of the officers or directors of the Company other than as set forth above. At the present time, the directors do not receive compensation of any form. Non-Cash Compensation for all of the executive officers of the Company as a group (3 persons) did not exceed the lesser of $25,000.00 per person or Ten (10%) Percent of such person's cash compensation. The Company does not provide life, health or medical plans to officers that are not available to all employees. Except as provided above, the Company has no other employment contracts with any executive officers or other employees.

                 REINCORPORATION OF IMSCO IN DELAWARE BY MERGER

     Imsco is currently incorporated in the Commonwealth of Massachusetts, and the rights of its shareholders are governed by Massachusetts law and federal law. Many U.S. corporations, including a number of the largest and most successful enterprises as well as many technology firms, have chosen Delaware for their state of incorporation, initially or by reincorporation. The law of Delaware imposes fewer procedural requirements on the day-to-day actions of corporations and is well suited for efficient operation. Because of the large number of corporations that are incorporated in Delaware and the policies of Delaware that encourage incorporation there, the Delaware judiciary has become particularly familiar with corporate issues. A substantial body of decisions has construed the law of Delaware and established public policies applicable to corporate law issues. As a consequence, the Delaware law has been and presumably will continue to be interpreted and tested in a number of significant cases. This tends to assure a large measure of predictability with respect to the legal aspects of corporate affairs.

     The Board of Directors accordingly is recommending to the shareholders that a reincorporation in Delaware be effected by merging Imsco into a new wholly-owned Delaware subsidiary corporation named "IMSCO Technologies, Inc." (herein "New Imsco"). Each share of Imsco Common Stock would be converted into one share of New Imsco common stock, $.001 par value. Therefore, no shareholder's ownership of common stock would change.

     All rights and obligations of Imsco would be assumed by New Imsco. The directors, officers and employees of Imsco at the time of the merger, including the directors to be elected in this Annual Meeting, would act in the same capacities for New Imsco.

     Counsel to Imsco and New Imsco, Campbell & Fleming, P.C., 250 Park Avenue, New York, New York, has given its opinion to Imsco that the reincorporation merger will not be a taxable event for either Imsco, New Imsco, or their shareholders. This opinion is not binding on the Internal Revenue Service.

     Shareholders will not be required to surrender their Certificate for Imsco Common Stock; instead, after the merger each outstanding certificate will represent the same number of shares of New Imsco' common stock. Shareholders should not destroy their share certificates for Imsco' Common Stock or send them to Imsco or the transfer agent.

     Summarized below are certain significant differences between the Massachusetts Business Corporation Law ("Massachusetts BCL") and the Delaware General Corporation Law ("Delaware GCL") which may affect the interests of shareholders and stockholders. This summary does not purport to be a complete statement of the differences between the Massachusetts BCL and the Delaware GCL and related laws affecting shareholders' and stockholders' rights, and the summary is qualified in its entirety by reference to the provisions of these laws.

 Provision     Massachusetts BCL                Delaware GCL
 ---------     -----------------                ------------

 Corporate     Action may be taken by written   Action may be taken by written
 Action        consent signed by all            consent signed by holders of
 without a     shareholders entitled to vote.   required majority of shares,
 Share-                                         unless the certificate of
 holders'                                       incorporation expressly
 Meeting                                        provides otherwise.  The New
                                                Imsco certificate does not so
                                                provide.

 Inspection of Any stockholder may inspect the  Any stockholder may inspect the
 Shareholders' stockholder's list for a         stockholder's list for a
 List          purpose relative to the          purpose reasonably related to
               officers of the corporation.     such person's interest as a
                                                stockholder and, during the 10
                                                days preceding the
                                                stockholder's meeting, for any
                                                purpose germane to that
                                                meeting.

 Provision      Massachusetts BCL                      Delaware GCL
 ---------      -----------------                      ------------

 Shareholder    Requirements: (i) a plan of            Requirements:  (i)
 Vote for       consolidation or merger (or in other   approval by both
 Mergers,       cases, a plan or agreement) adopted    corporations' boards and
 Consoli-       by the boards of both the acquiring    (ii) approval by a
 dations, and   and the acquired corporations; and     simple majority (as
 Sales of       (ii) adoption of the plan or           opposed to two-thirds
 Substantially  agreement by the holders of two-       under Massachusetts Law)
 all Assets     thirds of all outstanding shares       of all outstanding
 Outside        entitled to vote at a special meeting  shares entitled to vote.
 Ordinary       unless the articles of incorporation   No stockholder action is
 Course of      so provide, the vote of a lesser       required by stockholders
 Business       proportion but not less than a         of the surviving
                majority of each class of stock of     corporation in a merger
                the Corporation is necessary for the   if (a) the existing
                approval of the plan.  If the plan     certificate of
                adversely affect the right of any      incorporation is not
                class of stock of the Massachusetts    amended, (b) each
                Corporation, the vote of two-thirds    outstanding share of the
                of all outstanding shares of each      surviving corporation
                class, voting separately, is           before the merger is
                required.  No stockholder action is    unchanged or becomes a
                required by stockholder of the         treasury share of the
                surviving corporation, unless          surviving corporation,
                required by the corporate charter,     and (c) the number of
                if:  a) the plan does not change the   shares to be issued by
                name, amount of shares of authorized   the surviving
                stock or provisions of the charter;    corporation in the
                b) the number of shares to be issued   merger does not exceed
                by the surviving corporation does not  20% of the shares
                exceed 15% of the shares outstanding   outstanding immediately
                immediately prior to such issuances;   prior to such issuance.
                and c) the issue by vote of directors  Delaware does not
                of any unissued stock issued pursuant  provide for share
                to the plan has been properly          exchanges.
                authorized.

                Massachusetts Law recognizes a share
                exchange as a merger alternative.

 Dissenters     Upon compliance with the applicable    A dissenting stockholder
 Rights         requirements and procedures, a         has appraisal rights
                dissenting shareholder has the right   only with respect to
                to receive the fair value of his       certain mergers or
                shares if he objects to (i) certain    consolidations, and such
                mergers, (ii) a consolidation, (iii)   appraisal rights do not
                a disposition of assets requiring      apply (i) to
                shareholder approval or (iv) certain   stockholders of the
                amendments to the certificate of       surviving corporation in
                incorporation which adversely affect   a merger if stockholder
                the rights of such shareholder.        approval of the merger
                                                       is not required or (ii)
                                                       to any class of stock
                                                       which is either listed
                                                       on a national securities
                                                       exchange or held of
                                                       record by more than
                                                       2,000 holders; unless
                                                       stockholders are
                                                       required to accept for
                                                       their shares in the
                                                       merger or consolidation
                                                       anything other than
                                                       common stock of the
                                                       surviving or resulting
                                                       corporation or common
                                                       stock of another
                                                       corporation that is so
                                                       listed or held (and cash
                                                       in lieu of fractional
                                                       shares).

 Provision          Massachusetts BCL             Delaware GCL
 ---------          -----------------             ------------

 Business           A "business combination"      A "business combination"
 Combination        between a Massachusetts       between a Delaware
 Statutes           corporation and an            corporation and an
                    "interested shareholder"      "interested stockholder"
                    is prohibited for three       is prohibited for three
                    years after the date that     years after the date that
                    the interested                the interested
                    shareholder becomes an        stockholder became an
                    interested shareholder,       interested stockholder,
                    unless: (a) prior to such     unless (i) prior to that
                    date, the board of            date the board approved
                    directors of the domestic     the business combination
                    corporation approved the      or the transaction that
                    business combination or       resulted in the interested
                    the transaction that          stockholder's becoming an
                    resulted in the               interested stockholder,
                    interested shareholder's      (ii) upon consummation of
                    becoming an interested        the transaction that
                    shareholder, (b) upon         resulted in the interested
                    consummation of the           stockholder's becoming an
                    transaction which             interested stockholder,
                    resulted in the               the interested stockholder
                    shareholder becoming an       held at least 85% of the
                    interest shareholder, the     outstanding voting stock
                    interested shareholder        of the corporation (not
                    owned at least ninety         counting shares owned by
                    percent of the                officers and directors and
                    outstanding voting stock      certain shares in employee
                    at the time the               stock plans), or (iii) on
                    transaction commenced, or     or subsequent to such date
                    (c) on or subsequent to       the business combination
                    such date, the business       is approved by the board
                    combination is approved       and at least two-thirds of
                    by the Board of Directors     the outstanding shares of
                    and authorized at a           voting stock not owned by
                    meeting of shareholders       the interested
                    by the affirmative vote       stockholder.  An
                    of two-thirds of the          "interested stockholder"
                    outstanding voting stock      is any person who
                    which is not owned by         beneficially owns,
                    such interested               directly or indirectly,
                    shareholder.  This            15% or more of the
                    section covers any            outstanding voting stock
                    corporation that (i) is       of the corporation.
                    incorporated in               Unlike Massachusetts,
                    Massachusetts, (ii) has       Delaware does not require
                    its principal executive       that the corporation's
                    offices and significant       principal executive
                    business operations in        offices or significant
                    Massachusetts or has at       operations be located in
                    least 250 or 25% of its       Delaware in order to be
                    employees in                  covered by this law.
                    Massachusetts (including
                    employees of its 80%          The business combination
                    subsidiaries, and (iii)       statute exempts any
                    has at least 10% of its       corporation that has no
                    stock beneficially owned      class of voting stock that
                    by Massachusetts              is: (i) listed on a
                    residents.  An                national securities
                    "interested shareholder"      exchange, (ii) authorized
                    is any person who             for quotation on an Inter-
                    beneficially owns,            dealer quotation system of
                    directly or indirectly,       a registered national
                    5% or more of the             securities association, or
                    outstanding voting stock      (iii) held of record by
                    of the corporation.           more than 2,000
                                                  shareholders.  The statute
                    A resident Massachusetts      does not allow exempt
                    corporation can by            companies to elect to be
                    amendment to its bylaws,      bound by its provisions.
                    elect to avoid                New Imsco  would therefore
                    application of the            be exempt from the statute
                    business combination          until any of (i), (ii) or
                    restrictions outlined         (iii) occurs.
                    above.  Imsco has not so
                    elected, and  is

 Provision      Massachusetts BCL          Delaware GCL
 ---------      -----------------          ------------

 Number of     At least three directors   The minimum is one
 Directors     are required in most       director.  The specific
               circumstances.  Any        number may be fixed in the
               higher number may be       certificate of
               fixed by the by-laws, or   incorporation; if so, it
               by shareholder or board    may be changed only by
               action under specific      amendment approved by the
               provisions of a by-law     directors and
               adopted by the             stockholders.  Otherwise,
               shareholders, either of    the number may be
               which may be amended       determined under the by-
               subject to certain         laws or by the board of
               limitations.               directors under authority
                                          of a by-law adopted by
                                          either the board or the
                                          stockholders.  The New
                                          Imsco certificate of
                                          incorporation has no
                                          provision specifying the
                                          number of directors.

 Classifi-  The certificate of            The certificate of
 cation of  incorporation or a by-law     incorporation, an initial
 Directors  adopted by the                by-law or a by-law adopted
            shareholders may divide       by the stockholders may
            the board into as many as     classify the board of
            three classes if the size     directors into as many as
            of each class is as equal     three classes.  The term
            as possible.  The terms       of one class of directors
            of one class must expire      must expire each year.
            each year.  If the board      New Imsco has made no
            increases the number of       provision to have a
            directors and fills the       classified board.  If the
            newly created                 board files vacant or
            directorships, the            newly created
            additional directors may      directorships, it may
            not be classified until       designate the class of
            the next annual meeting       each directorship and the
            of shareholders.              director elected by the
                                          board holds office until
                                          the next election for that
                                          class.
 Loans to   The Board of Directors        The Board of Directors may
 Directors  may authorize loans to        authorize loans to
            directors, provided that      directors who are also
            all directors will            officers or employees,
            thereafter have personal      without stockholder
            liability for repayment       approval, if the loan is
            of the loan until paid in     reasonably expected to
            full.                         benefit the corporation.

 Employee   Shareholders must approve     Stockholder approval of
 Rights     any plan pursuant to          such plans is not
 and        which rights or options       required, although various
 Options    are to be granted to          other applicable legal
            directors, officers or        requirements, such as
            employees.                    S.E.C. rules or rules of
                                          the New York Stock
                                          Exchange, may make
                                          stockholder approval of
                                          certain rights or option
                                          plans necessary or
                                          desirable in the future.

 Provision            Massachusetts BCL          Delaware GCL
 ---------            -----------------          ------------

 Liability             Directors are not liable   Directors are not liable
 of and                to the corporation or its  to the corporation or its
 Indemnif-             stockholders for actions   stockholders in the
 ication of            taken in good faith on     absence of bad faith or
 Directors             behalf of the corporation  intentional, reckless or
                       so long as they do not     grossly negligent
                       act in violation of their  behavior.  By provision in
                       duties in an intentional,  the certificate of
                       reckless or grossly        incorporation, a
                       negligent fashion.  A      corporation may eliminate
                       corporation may indemnify  or limit the personal
                       any director made a party  monetary liability of
                       to any suit or             directors to the
                       proceeding, whether        corporation or its
                       criminal, civil,           stockholders for any
                       administrative or          breach of the duty of care
                       investigative, by reason   in such capacity unless
                       of service as a director.  the acts or omissions were
                       The director must have     in bad faith, involved
                       acted in good faith and    intentional misconduct or
                       in a manner reasonably     knowing violation of law,
                       believed to be in or not   resulted in personal
                       opposed to the             profit or advantage,
                       corporation's best         violated certain other
                       interests.  In respect to  corporate law provisions,
                       any criminal action, the   or occurred prior to 1987.
                       director must have had no  The certificate of
                       reasonable cause to        Incorporation of New Imsco
                       believe the conduct was    contains this limitation
                       unlawful.  However, the    on directors' liability.
                       corporation may not        See the proposed
                       indemnify in respect of    "Limitation on Certain
                       any matter as to which     Personal Liability of
                       the director is adjudged   Directors for Monetary
                       liable to the              Damages" below for
                       corporation, unless a      additional information.
                       court orders such
                       indemnification.

                       A corporation may provide  The corporation may
                       additional                 indemnify directors in any
                       indemnification through a  action against the
                       by-law, agreement, or      corporation or in he
                       vote of shareholders or    corporation's name,
                       disinterested directors.   provided the directors
                                                  acted in good faith in a
                                                  manner reasonably believed
                                                  to be in or not opposed to
                                                  the best interests of the
                                                  corporation, and with
                                                  respect to any criminal
                                                  action, the directors had
                                                  no reasonable cause to
                                                  believe that their conduct
                                                  was unlawful.

 Consideration          Shares of stock may be      Shares of stock may be
 for Shares or          issued, and deemed to be    issued, and deemed to be
 Corporate              fully paid and non-         fully paid and non-
 Bonds                  assessable, if the          assessable, if the
                        corporation received        corporation received
                        consideration (in the       consideration (in the form
                        form of cash, tangible or   of cash, services
                        intangible property,        rendered, personal
                        services, or for a debt,    property, real property,
                        note or expenses, or a      leases of real property,
                        combination thereof)        or a combination thereof)
                        having a value not less     having a value not less
                        than the par value of       than the par value of
                        stated capital of such      stated capital of such
                        shares and the              shares and the corporation
                        corporation receives a      receives a binding
                        binding obligation of the   obligation of the
                        subscriber to pay the       subscriber to pay the
                        balance of the              balance of the
                        subscription price.  If     subscription price.
                        paid for in installments,
                        the stock certificates
                        shall contain a legend
                        reflecting the
                        installment obligations.

                        There are no restrictions   There are no restrictions
                        on the issuance of bonds.   on the issuance of bonds.



 Provision                      Massachusetts BCL                       Delaware GCL
 ---------                      -----------------                       ------------
 Payment of                     Dividends may be declared and           Dividends may be paid
 Dividends                      and distributions may be made out of        out of surplus or, if
 Distributions                  surplus only, so that the net assets    there is no surplus, out
                                of the corporation remaining after      of net profits for the
                                such declaration, payment or            current and preceding
                                distribution shall at least equal the   fiscal years (provided
                                amount of its stated capital.  It is    that the amount of
                                illegal for the corporation to declare  capital of the
                                a dividend or make a distribution when  corporation is not less
                                the corporation is insolvent or is      than the aggregate
                                rendered insolvent upon the making of   amount of the capital
                                the dividend payment or distribution.   represented by the
                                If such a dividend or distribution is   issued and outstanding
                                made, the stockholder receiving such    stock of all classes
                                payment is liable to the corporation    having a preference
                                for return of the amount of such        under the distribution
                                distribution which exceeds that which   of assets).  In general,
                                could have been made without rendering  a corporation may redeem
                                the corporation insolvent.              or repurchase its shares
                                                                        only if such redemption
                                                                        or repurchase would not
                                                                        impair the capital of
                                                                        the corporation.
 -----------------------------------------------------------------------------------------------
 Redeemable                     Generally shares may be issued as       Shares issued as
 Shares                         redeemable shares at the option of the  redeemable shares may be
                                corporation or of the shareholder.      redeemed at the option
                                                                        of the corporation or of
                                                                        the stockholder.
================================================================================================



Federal Income Tax Consequences

     Holders of Imsco Common Stock will not recognize gain or loss for federal income tax purposes as a result of the Merger and the conversion of their shares into shares of New Imsco. The basis of the shares of New Imsco in the hands of each stockholder will be the same as the basis of the holder's shares of Imsco, and the holding period for shares of New Imsco will include the holding period for shares of Imsco, provided that the shares of Imsco were held as capital assets at the date of the merger.

Dissenters' Rights

     If approved by a two-thirds majority of the Imsco shareholders, Imsco may be merged into its wholly-owned subsidiary, New Imsco. Massachusetts law provides that under these circumstances: if the merger proposed is approved by the Imsco shareholders at the Annual Meeting and effected by Imsco, any Imsco shareholder (1) who files with the Company before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the merger action is taken, and
(2) whose shares are not voted in favor of such action, has or may have the right to demand in writing from the Company (or in the case of a consummated merger, New Imsco), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal thereof. Such Company and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of Chapter 156B of the Massachusetts Business Corporation Law.

     Anti-takeover Effects

     New Imsco will not be subject to any business combination statute limiting the ability of corporations to merge with or enter into transactions involving interested stockholders, although Imsco is currently subject to the Massachusetts business combination statute described above. If in the future New Imsco were to have a class of voting stock that were listed on a national securities exchange or quoted on an inter-dealer quotation system or that had more than 2,000 holders of record, and if New Imsco did not elect to forego the provisions of the Delaware business combination statute, it would be subject to that statute as described above. Imsco does not currently anticipate any events that would bring New Imsco within the scope of the Delaware business combination statute. In any event, the provisions of the Delaware statute generally permit an interested stockholder to consummate a business combination somewhat sooner than does the Massachusetts statute and accordingly the reincorporation may not create additional impediments to takeovers.

General

     Financial statements and management's discussion and analysis of financial condition and results of operation are contained in the "Form 10-KSB Annual Report" of the Company which is being provided to the shareholders before or at the same time that this Proxy Statement is being delivered.

     Approval of the reincorporation merger requires the affirmative vote of the holders of at least two-thirds of all of the issued and outstanding Common Stock of Imsco.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE REINCORPORATION OF IMSCO IN DELAWARE AS "IMSCO TECHNOLOGIES, INC." BY MERGING IMSCO INTO NEW IMSCO.


        AUTHORIZATION OF AN ADDITIONAL 12,000,000 SHARES OF COMMON STOCK

     Imsco's Certificate of Incorporation currently permits the issuance of a maximum of 3,000,000 share of Common Stock. Currently approximately 3,000,000 shares are issued and outstanding; accordingly, no shares are available for issuance. In particular, up to 1,500,000 shares of Common Stock must be reserved for issuance under the Employees Incentive Stock Option Program described below if that Program is to function. The Board of Directors accordingly has provided that the Certificate of Incorporation of New Imsco will authorize the issuance of a maximum of 15 million shares of common stock, an increase of 12,000,000 shares over the number issued by Imsco. The New Imsco common stock will have voting rights of one vote per share on all matters requiring a vote of all shareholders. Upon liquidation, the holders of New Imsco common stock will share ratably in the assets of New Imsco remaining after all obligations of New Imsco have been satisfied or reserved for and all amounts payable to holders of senior classes of stock have been paid. Holders of the New Imsco common stock will be entitled to receive dividends thereon in amounts declared by the Board of Directors and at times determined by the Board of Directors, in each case in its sole discretion.

     There are no preemptive rights appertaining to the New Imsco common stock. The unissued shares of New Imsco common stock after the merger may be issued for cash or such other consideration permitted by law as the Board of Directors may determine.

     In addition to issuances under the Employee Incentive Stock Option Program, the additional common stock may be issued for general corporate purposes from time to time or in connection with acquisitions, divestitures and other extraordinary corporate transactions. The Board of Directors does not intend to solicit further approval from shareholders for the issuance of any of the New Imsco common stock to be authorized by the proposed amendment.

     Increasing the number of authorized shares of common stock could render it more difficult for persons not favored by management to effect a business combination or similar transaction (often referred to as a "takeover"), even if the transaction is favored by the holders of a majority of the Common Stock that is not controlled by the management of Imsco. Management could impede a takeover if the newly authorized stock were issued to management or persons aligned with management. Because a significant amount of common stock is owned by the directors and officers of Imsco, Imsco believes that the increase in authorized shares will not have any material anti-takeover effect at this time. The issuance of additional common stock may have the effect of diluting the equity interests of current shareholders in New Imsco. Aside from the 1,500,000 shares of New Imsco common stock that will be reserved to cover options granted under the Employee Incentive Stock Option Program and the shares to be issued to Mr. Yurak, Mr. Berg, and Dr. Waldman in the exchange of their DPI common stock for shares of common stock of New Imsco, there are no current commitments to issue additional common stock.

     Approval of the increase in the authorized number of shares of common stock for New Imsco requires the affirmative vote of the holders of at least two-thirds of all of the issued and outstanding Common Stock. If for any reason the proposal to reincorporate in Delaware were not approved by the Imsco shareholders or even if approved by the shareholders but the Board of Imsco elected not to proceed with the merger into New Imsco for any reason, including but not limited to dissenting shareholders of Imsco exercising their rights to have their shares appraised and purchased by the consolidated company, New Imsco, the affirmative vote of the holders of at least a majority of all of the issued and outstanding Common Stock would be required for approval of this proposal. In that event, the certificate of incorporation of Imsco in Massachusetts would be amended to increase the authorized number of shares of Common Stock to 15,000,000.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AUTHORIZATION OF AN ADDITIONAL 12,000,000 SHARES OF COMMON STOCK.


        AUTHORIZATION TO ISSUE UP TO 1,000,000 SHARES OF PREFERRED STOCK

     Imsco's Certificate of Incorporation currently does not provide for the issuance of any class of preferred stock. As noted in the Company's Annual Report on Form 10-KSB for the year ending December 31, 1995 at "Management's Discussion and Analysis", Imsco will require additional equity investments in order to continue its current operations. The Board of Directors believes that authorizing the issuance of preferred stock by New Imsco would create more opportunities to raise capital by allowing New Imsco to structure an equity security in accordance with the wishes of investors. Furthermore, preferred stock could be used instead of common stock to effectuate extraordinary corporate transactions or to finance general corporate purposes.

     Therefore, the Board of Directors has provided that the Certificate of Incorporation of New Imsco will authorize the issuance of a maximum of 1,000,000 shares of preferred stock with a par value of $.01 per share. The preferred stock would be issued for cash or such order consideration permitted by law as the Board of Directors may determine. The terms, rights, preferences and other conditions of the preferred stock, as well as the consideration for its issuance, would be determined by the Board of Directors from time to time, as permitted by Delaware law. As a result, holders of New Imsco common stock will not have the right to be notified prior to the issuance of any class or series of preferred stock authorized by the Board of Directors and will not be requested to vote on or consent to the issuance of any preferred stock or the terms, rights, preferences and conditions of that stock. As preferred stock, any shares issued can have preferences over the common stock in matters such as voting rights, dividend rights, liquidation rights, anti-dilution rights features and other terms. Accordingly, creating a class of preferred stock with terms to be determined by the Board of Directors could render it more difficult for persons not favored by management to effect a business combination or similar transaction (often referred to as a "takeover"), even if the transaction is favored by the holders of a majority of the Common Stock that is not conducted by the management of Imsco. This would occur if the newly authorized preferred stock were issued to management or persons aligned with management. The equity interests of the holders of common stock in New Imsco will be diluted by the issuance of preferred stock. There are no current commitments to issue any preferred stock.

     Approved of the authorization for preferred stock for New Imsco requires the affirmative vote of the holders of at least two-thirds of all of the issued and outstanding Common Stock. If for any reason the proposal to reincorporate in Delaware were not approved or the Board of Directors of Imsco elected not to proceeds with the merger into New Imsco for any reason, the affirmative vote of the holders of at least two-thirds of all of the issued and outstanding Common Stock would be required for approval of this proposal. In that event, the certificate of incorporation of Imsco in Massachusetts would be amended to authorize the issuance of up to 1,000,000 shares of preferred stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AUTHORIZATION TO ISSUE UP TO 1,000,000 SHARES OF PREFERRED STOCK.

   LIMITATION ON CERTAIN PERSONAL LIABILITY OF DIRECTORS FOR MONETARY DAMAGES


     As permitted by Delaware law, the certificate of incorporation of New Imsco contains a provision that eliminates the personal liability of directors for damages to the corporation or its stockholders for any breach of the duty of care in such capacity unless the acts or omissions were in bad faith, involved intentional misconduct or knowing violation of law, resulted in improper personal benefits, involved the payment of a dividend or the authorization of a stock repurchase that would impair the corporation's capital, or occurred prior to the adoption of the provision.

     Under Delaware law, unless the certificate of incorporation contains the provision described above, the directors of a corporation have fiduciary duties to the corporation and its stockholders which include without limitation a duty to take care and a duty of loyalty. Directors are required to perform these duties in good faith and with the degree of care that an ordinarily prudent person in a like position would use under similar circumstances. Massachusetts law, which currently governs Imsco, is almost identical.

     The limitation of personal monetary liability of directors included in the New Imsco certificate of incorporation does not eliminate all fiduciary duties but does effectively limit the duty of care to only the situations involving directors' bad faith, intentional misconduct or knowing violation of law, improper personal benefits or authorizing certain excessive dividends or distributions. The provision would also not apply to directors' acts or omissions prior to the effective date of the reincorporation. In all other cases of a breach of the duty of care, directors would not be liable to New Imsco or its stockholders for money damages under the Delaware law.

     If adopted, the provision would not affect directors' liability under federal law, such as the federal securities law, or liability to persons who are not stockholders, or claims against directors arising out of acts or omissions taken in another capacity, such as claims arising out of the actions of a director while acting as an officer of New Imsco. Further, the provision would not affect any right New Imsco or a stockholder might have to seek equitable relief under Delaware law, such as an injunction or rescission of a transaction involving a breach of the duty of care. Such equitable relief may be unavailable as a practical matter in many situations or may be of limited usefulness in many circumstances.

     Imsco believes that limiting the personal monetary liability of directors as described above will make it easier in the future to attract and retain capable and experienced directors by providing additional protection to directors against challenges ostensibly based on a breach of the procedural duty of care but actually challenging business judgments of the board. Adoption of the provision might also enable New Imsco in the future to receive more favorable insurance rates for directors' liability coverage. Further, adoption of the provision may give directors some protection in situations where New Imsco may be unable to find its indemnification or defense obligations to them.

     No director or potential nominee has left the board or indicated his or her reluctance to serve on the board because Imsco did not limit directors' liability in this fashion, and the board of Imsco does not know of any threat by Imsco or any of its shareholders to sue any director. Although to date Imsco believes that it has been able to find qualified directors, the poor financial condition of Imsco makes it wise to take all reasonable steps to encourage other qualified persons to serve as directors in the future.

     Approval of the provision to limit the personal monetary liability of directors of New Imsco requires the affirmative vote of the holders of at least two-thirds of all of the issued and outstanding Common Stock. The Massachusetts BCL also permits Massachusetts corporations to amend their certificates of incorporation in this fashion. If for any reason the proposal to reincorporate in Delaware were not approved, the affirmative vote of the holders of at least a majority of all of the issued and outstanding Common Stock would be required for approval of this proposal. In that event, the certificate of incorporation of Imsco would be amended to limit the personal liability of directors to exactly the same extent as would have been provided by the Certificate of incorporation of New Imsco.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROVISION TO LIMIT THE MONETARY LIABILITY OF DIRECTORS.

               APPROVAL OF EMPLOYEE INCENTIVE STOCK OPTION PROGRAM

     On May 21, 1996, the Board of Directors adopted the Employee Incentive Stock Option Program (the "Option Program"), which provides for the issuance of up to the lesser of 24% of the issued and outstanding Common Stock or 1,500,000 shares of Common Stock through the grant of incentive and non-qualified stock options. Stock options will be issued by action of the Board of Directors or its Compensation Committee (the "Administrator") to key employees of Imsco as a long-term incentive. Key employees will be designated by the Administrator in its sole discretion; there are currently three employees so designated. After the reincorporation of Imsco in Delaware, the Option Program would be a benefit plan of New Imsco.

     Stock options under the Option Program will provide for an exercise price per share determined by the Administrator (but not less than the par value of $.001), subject to tax requirements described below in connection with incentive stock options. No payment will be required from participants in connection with grants. The options will be exercisable as specified by the Administrator at the time of grant, although the tax benefits of incentive stock options described below will be unavailable if the option is exercised less than one year after grant. Options will be exercisable for a period determined by the Administrator but not in excess of 10 years after grant.

Tax Consequences of Stock Options

     Imsco believes that the following discussion summarizes federal income tax consequences of the stock options to be granted under the Option Program under present law.

     Non-Qualified Stock Options
     ---------------------------

     Generally an employee will not be taxed upon grant of any non-qualified option under the Option Program, but rather, at the time of the exercise of the option, the employee will realize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option price, except as noted below. Imsco will generally be entitled to a federal income tax deduction at such time and in the same amount as the employee recognized ordinary income. If stock so acquired is later sold or exchanged, then the difference between the sale price and the fair market value of the stock on the date the option was exercised is generally taxable as long-term or short-term capital gain or loss depending upon whether the stock has been held for more than one year after exercise.

     As stated above, income is generally realized by an employee upon exercise of a non-qualified stock option. If an exercise of an option by an employee could subject an employee to suit under Section 16(b) of the Securities Exchange Act of 1934, the determination of the income realized and the realization of that income is postponed so long as a sale of the shares would expose the employee to that suit, unless the employee elects within 30 days after exercise to be taxed as of the exercise date. If realization is postponed, the determination is made based on fair market value of the shares as of the first date on which liability under Section 16(b) ends and both the employee and Imsco would compute their tax items on that basis.

     Incentive Stock Options
     -----------------------

     The Administrator in its discretion may grant incentive stock options as defined by the Code. No taxable income will be realized by an optionee upon the grant or exercise of an incentive stock option; provided, however, that the amount by which the fair market value of the shares on the date of exercise of an incentive stock option exceeds the option price will be a tax preference item subject to the alternative minimum tax. If the option is exercised by delivery of previously-owned shares of Imsco Common Stock or New Imsco common stock in partial or full payment of the option price, no gain or loss will normally be recognized by the optionee on the transfer of such previously-owned shares.

     If the stock received upon exercise of an incentive stock option is held for more than one year after the date of transfer (the "One-Year Holding Period") and more than two years after the option is granted (the "Two-Year Holding Period"), the optionee will have a long-term capital gain or loss on the sale of such stock measured by the difference between the amount realized and his or her basis in such shares. If an optionee disposes of any shares acquired upon the exercise of an Incentive Stock Option prior to the expiration of the One-Year and Two-Year Holding Periods, including a disposition by delivering those shares in full or partial payment of the price of another incentive stock option, this will be a "disqualifying disposition." Generally, upon a disqualifying disposition, the optionee will realize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price paid by the optionee for such shares, limited, however, to the gain realized on the sale. Any further gain would be taxable as a long-term or short-term capital gain.

     Imsco generally will not be entitled to claim a Federal income tax deduction with respect to the grant or exercise of an incentive stock option unless the optionee realized ordinary income by making a disqualifying disposition. In the event of a disqualifying disposition, Imsco will be entitled to a deduction at the same and in the same amount that the optionee realizes compensation taxable as ordinary income.

     Options issued under the Option Program are intended to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Massachusetts law also requires shareholder approval if the Option Plan is to be effective. No commitments or proposals to grant options or designate other participants have been made by the Administrator.

     Because there is a limited market for the Common Stock, it is impossible to estimate the dollar value of the options or the market value of the Common Stock underlying the options at this date.


     Approval of the Option Program requires the affirmation vote of at least a majority of the shares voted on the proposal. Because essentially all of Imsco's authorized shares of Common Stock have been issued and are outstanding, no options can be exercised until Imsco's shareholders increase the authorized number of shares of Common Stock. A copy of the Option Program is attached as Exhibit A to this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE OPTION PROGRAM

                         INDEPENDENT PUBLIC ACCOUNTANTS

Gordon, Harrington & Osborn, P.C., Certified Public Accountants of North Andover, Massachusetts, were engaged as Imsco' independent accountants on March 27, l996. At its meeting held April 25, 1996 the Board of Directors of Imsco ratified the appointment of Gordon Harrington & Osborn as auditors for Imsco for fiscal year 1995. Gordon Harrington & Osborn, P.C. replaced David Miller & Company, Certified Public Accountants, who had been the prior auditors for the Company. At the Annual Meeting it is the intention of the persons named in the proxy enclosed herewith to vote in favor of the ratification, confirmation and approval of such action by the Board of Directors to the engagement of Gordon, Harrington & Osborn, P.C.. A majority of all of the votes cast on the proposal is required in order to approve the selection of auditors. A representative of Gordon, Harrington & Osborn, P.C. will attend the meeting and, if he so desires, make a statement; he will also respond to appropriate questions.

To Imsco' knowledge, at the time David Miller & Company ceased to act as its independent accountants, there were no disagreements that would have been referred to in their report on Imsco' financial statements. Imsco or person on its behalf have not consulted Gordon Harrington & Osborn, P.C. regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on Imsco' financial statements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF GORDON, HARRINGTON & OSBORN, P.C. AS AUDITORS FOR IMSCO.


                           COST OF PROXY SOLICITATION

     The cost of preparing, assembling and mailing this Proxy Statement and Annual Report, the Notice of Annual Meeting and form of Proxy will be borne by Imsco. Imsco will request brokerage houses, custodians, nominees and fiduciaries to forward the proxy material to the beneficial owner of the stock held of record by such persons, and Imsco will reimburse them, upon request, for reasonable expenses incurred in connection therewith.

                          OTHER MATTERS FOR THE MEETING

     No other business is to be presented to the meeting so far as is now known or foreseen, but in the event that any other matter is properly presented by person other than the Board of Directors, it is intended that the enclosed proxy will be voted upon it according to the judgment of the person or persons voting the proxy to the extent permitted by regulations of the Securities and Exchange Commission.


                                VOTING PROCEDURES

     Votes made by proxies returned prior to the date of the Annual Meeting will be counted by Imsco's transfer agent. Votes made by proxies returned on the date of the Annual Meeting to the secretary to the meeting and votes cast by shareholders attending or represented by proxy holders (other than those named by management) will be counted by inspectors of election appointed by the chairman of the meeting and who are expected to be employees of Imsco. Those votes will be added to those counted by the transfer agent and the last vote or proxy will control. Abstentions and failure by record holders represented at the meeting to vote the shares owned by beneficial owners (including "broker non-votes") on any proposal will be counted as being represented at the meeting for purposes of determining the existence of a quorum but those shares will not be counted as voting on the proposal in question. Abstentions and failures to vote therefore will have no effect on proposals that must be adopted by a majority of the votes cast and on proposals requiring approval by a percentage of all outstanding shares, abstentions and failures to vote will not affect the number of votes needed to carry the proposal.


                        PROPOSALS FOR 1997 ANNUAL MEETING

     Shareholder proposals for the 1997 Annual Meeting of Imsco must be received at the executive offices of Imsco at 40 Bayfield Drive, North Andover, Massachusetts 01845 no later than June 4, 1997 for inclusion in the 1997 proxy statement and form of proxy.

On behalf of the Board of Directors: Dr. Alan Waldman - Proxy Committee


                          ANNUAL REPORT TO SHAREHOLDERS
                      FOR THE YEAR ENDED DECEMBER 31, 1995


See Form 10-KSB of the Company for the year ended December 31, l995 accompanying this Proxy Statement.

Please complete, sign, date and fold this Proxy and return it to the Company in
the                           self-addressed envelope provided.

                                   IMSCO, INC.

PROXY               PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  June 25, 1996

The undersigned shareholder of Imsco, a Massachusetts corporation (the "Company"), hereby constitutes and appoints Mr. Sol L. Berg, Dr. Alan Waldman or Mr. James Yurak, or any of them, the attorneys and proxies of the undersigned, with full power of substitution and revocation, for and in the name of the undersigned, to attend the Annual Meeting of Shareholders of the Company to be held at Ramada Inn - Rolling Green, 311 Lowell Street, Andover, Massachusetts 01810, on Tuesday, June 25, l996, at 3:00 p.m. local time, and any adjournment or adjournments thereof, receipt of the notice of said meeting stating the purpose thereof being hereby acknowledged, to vote all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if then personally present, as follows:

1.  ELECTION OF DIRECTORS.  FOR all nominees listed  WITHHOLD AUTHORITY to vote
    for (except as marked to the contrary below):    for all nominees below
                                                 ---                        ----

The nominees are: Vic Bauer, Sol L. Berg, Vernon Oberholtzer, Alan Waldman and James Yurak.

     (Instruction: To withhold authority to vote for any individual, write the nominee's name in the space provided below:)


- ----------------------------------------------------------------------------
2.   REINCORPORATION IN DELAWARE BY MERGER
     UNDER THE NAME IMSCO TECHNOLOGIES, INC.         FOR   AGAINST   ABSTAIN
                                                  ---   ---       ---

3.   AUTHORIZATION OF 12,000,000 SHARES OF
     ADDITIONAL COMMON STOCK                         FOR   AGAINST   ABSTAIN
                                                  ---   ---       ---

4.   AUTHORIZATION OF "BLANK CHECK"
     PREFERRED STOCK.                                FOR   AGAINST   ABSTAIN
                                                  ---   ---       ---

5.   APPROVAL OF LIMITATION ON CERTAIN
     PERSONAL LIABILITY OF DIRECTORS
     FOR DAMAGES.                                     FOR   AGAINST   ABSTAIN
                                                  ----   ---       ---

6.   APPROVAL OF EMPLOYEE INCENTIVE
     STOCK OPTION PROGRAM.                           FOR   AGAINST   ABSTAIN
                                                  ---   ---       ---

7.   APPROVAL OF AUDITORS.                           FOR   AGAINST   ABSTAIN
                                                  ---   ---       ---

and to vote all of such shares as they or he may deem proper upon all other matters that may properly come before the meeting and any adjournment or adjournments of the meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

   This proxy is given and is to be construed under the laws of the Commonwealth of Massachusetts and will be voted "FOR" the nominees named herein and "FOR" the above proposals, if in either case the undersigned has not specified a choice in the space provided therefore. This proxy when properly executed will be voted in the manner directly in this Proxy by the undersigned.

Please date and sign exactly as name
appears hereon.                                 Date            , 1996
                -------------------------------      -----------
When shares are held by joint tenants, both should     (shareholder sign here)
sign.  Executors, administrators,

trustees, etc.                                  Date            , 1996
                -------------------------------      -----------
should so indicate  (shareholder sign here)

                                   Imsco, Inc.
                      1996 Non-Qualified Stock Option Plan


          1.   Name and Purpose.  This Plan shall be known as the Imsco,
               ----------------
Inc.1996 Non-Qualified Stock Option Plan (the "Plan").The purpose of the Plan is to advance the interests of Imsco, Inc., a Massachusetts corporation (the "Company"), and its subsidiaries, by providing incentive, through the grant of nontransferable options to acquire common shares ("Stock Options") of the Company and the granting of shares of the Company's common stock ("Common Shares") subject to temporal restrictions on transfer and substantial risks of forfeiture ("Restricted Stock"), for the continued services of key employees, directors, consultants, and other service providers, and by attracting able individuals to employment with, or the performance of services for, the Company and its subsidiaries. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Stock Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Stock Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

          2.   Administration.  The Plan shall be administered by the Board of
               --------------
Directors of the Company (the "Board") or a Committee of the Board consisting of no less two directors (all references to the "Board" herein shall mean "Committee" if applicable). The Board may establish, subject to the provisions of the Plan, such rules and regulations as it deems necessary for the proper administration of the Plan, and make such determination and take such action in connection therewith or in relation to the Plan as it deems necessary or advisable, consistent with the Plan.

          3.   Eligibility.  All regular employees of the Company and
               -----------
individuals who perform services for the Company shall be eligible to participate in the Plan. Directors who are members of the administrative committee described in Section 3 of the Imsco, Inc. 1996 Stock Plan are not eligible to participate in the Plan while they are serving in that capacity.

          4.   Shares Subject to the Plan.
               --------------------------

               (a) The shares to be issued and delivered by the Company upon the exercise of stock options shall be the Company's shares of common stock, $.001 par value ("Common Shares"), which may be either authorized but unissued shares or treasury shares.

               (b) The aggregate number of Common Shares of the Company which may be issued under the Plan shall not exceed 1,500,000 shares; subject, however, to the adjustment provided in Paragraph 7 in the event of stock splits, stock dividends, exchanges of shares or the like occurring after the effective date of this Plan. No stock option may be granted under this Plan which could cause such maximum limit to be exceeded.

               (c) Common Shares covered by a stock option which is no longer exercisable with respect to such shares shall again be available for issuance under this Plan.

          5.   Grant of options.  The Board may from time to time, in its
               ----------------
discretion and subject to the provisions of the Plant grant options to eligible individuals described in Paragraph 3 hereof. Individuals to whom options have been granted are herein referred to as "Optionees." Each option shall be embodied in an option agreement signed by the Optionee and the Company providing that the option shall be subject to the provisions of this Plan and containing such other provisions as the Board may prescribe not inconsistent with the Plan.

          6.   Terms and Conditions of Option.  All options granted under the
               ------------------------------
Plan shall contain such terms and conditions as the Board from time to time determines, subject to the foregoing and following limitations and requirements:

               (a)  Option prices:  The option price per Common Share for any
                    -------------
option granted under the Plan shall be the price determined by the Board.

               (b)  Period within which option may be exercised: The period of
                    -------------------------------------------
each option shall be fixed by the Board, but in no event may any option be exercised after the expiration of ten years from the date the option is granted. The Board may, in its discretion, determine as a condition of any option that all or a stated percentage of the Common Shares covered by such option shall become exercisable in installments or otherwise, only after the completion of a specified service requirement by the Optionee.

               (c)  Method of exercise:  An option granted under the Plan may be
                    ------------------
exercised, in whole or in part, by submitting a written notice to the Board, signed by the Optionee or such other person who may be entitled to exercise such option, and specifying the number of Common Shares as to which the option is being exercised. Such notice shall be accompanied by the payment of the full option price for such Common Shares, which made be paid in cash (or check or other instrument acceptable to the Board), or with the consent of the Board, in Common Shares valued at the fair market value of such shares on the date of exercise. In addition, any amount necessary to satisfy applicable federal, state or local tax requirements shall be paid promptly by the Optionee upon notification of the amount due. A certificate or certificates for the Common Shares purchased shall be issued by the Company after the exercise of the option and payment therefore.

          The Company may make loans to an Optionee in connection with the exercise of an option as the Board, in its sole discretion, may determine. Any such loan shall be subject to the terms and conditions determined by the Board; provided what no such loan shall have an initial term of more than five (5) years. Any such loans may be renewed at the end of such fine (5) year period with the consent of the Board.

               (d)  Termination of option by reason of termination of
                    -------------------------------------------------
employment:  Unless the Board in its discretion determines otherwise, if an
- ----------
Optionee's employment with the Company terminates, all options granted under this Plan to such Optionee which are not exercisable on the date of such termination of employment shall immediately terminate, and any remaining options shall terminate if not exercised before the expiration of the following periods, or at such earlier time as may be applicable under Paragraph 6(b) above: (1) three (3) months following such termination of employment, if such termination was not a result of death or disability (within the meaning of Section 22(e)(3) of The Internal Revenue Code of 1986, as amended), or (i) one
(1) year following the date of death or commencement of disability, if the Optionee was employed by the Company at the time of death or the commencement of disability.

               (e)  Change in Control:  Unless the Board determines otherwise,
                    -----------------
upon a Change in Control of the Company, all options shall become immediately exercisable. For purposes of this Plan, a Change in Control means: (i) the first purchase of Common Shares pursuant to a tender offer or exchange offer (other than an offer by the Company or any of its subsidiaries) for all, or any part of, the Common Stock ("Offer"), (ii) a change in control of the Company (as defined in this paragraph), (iii) approval by the Company's stockholders of a merger in which the Company does not survive as an independent, publicly owned corporation, except for a merger by the Company into its wholly owned subsidiary corporation where the subsidiary is the surviving corporation, a consolidation, or a sale, exchange or other disposition of all or substantially all the Company's assets, or (iv) a change in the composition of the Board of Directors during any period of two consecutive years such that individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority whereof, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. A "change in control" is deemed to occur at the time of any acquisition of voting securities of the Company by any person or group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), but excluding (A) the Company or any of its subsidiaries,
(B) any person who was an officer or director of the Company on the date following adoption of the Plan by the Board of Directors of the Company or (C) any savings, pension or other benefits plan for the benefit of employees of the Company or any of its subsidiaries, which theretofore did not beneficially own voting securities representing more than 30% of the voting power of any class of outstanding voting securities of the Company, if such acquisition results in such entity, person or group owning beneficially voting securities representing more than 30% of the voting power of any class of outstanding voting securities of the Company.

               (f)  Non-transferability:  Each option and all rights thereunder
                    -------------------
shall be exercisable during the Optionee's lifetime only by him and shall be non-assignable and non-transferable by the Optionee except, in the event of the Optionee's death, by will or by the laws of descent and distribution. In the event the death of an Optionee occurs, the representative or representatives of the Optionee's estate, or the person or persons who acquired (by bequest or inheritance) the rights to exercise the Optionee's options in whole or in part may exercise the option prior to the expiration of the applicable exercise period, as specified in Paragraph 6(d) above.

               (g)  No rights as stockholder:  The Optionee shall have no rights
                    ------------------------
as a stockholder with respect to any Common Shares subject to this option prior to the date of issuance of a certificate or certificates for such Common Shares.

               (h)  Compliance with securities laws:  Options granted and Common
                    -------------------------------
Shares issued by the Company upon exercise of options shall be granted and issued only in full compliance with all applicable securities laws, including laws, rules and regulations of the Securities and Exchange Commission and applicable state Blue Sky Laws. With respect thereto, the Board may impose such conditions on transfer, restrictions and limitations as it may deem necessary and appropriate to assure compliance with such applicable securities laws.

               (i)  Modification or cancellation of options:  The Board shall
                    ---------------------------------------
have the authority to effect, at any time and from time to time, with the consent of the affected Optionee or Optionees, the modification of the terms of any option (subject to the limitations hereof), including the acceleration of the exercisability of any option for any reason, or the cancellation of any or all outstanding options granted under this Plan. In substitution for cancelled options, the Board may grant new options (subject to the limitations hereof) covering the same or different numbers of Common Shares at an option price per share in all events not less than fair market value on the date of the new grant.

               (j)  Restrictions on transfer:  Any disposition at any time of
                    ------------------------
the Common Shares acquired pursuant to the exercise of an option by the Optionee or legal representative shall be subject to any and all restrictions on transfer of the Company's Common Stock as then contained in the Company's Articles of Incorporation, or by-laws, if any.

          7.   Share Adjustments.  In the event there is any change in the
               -----------------
Company's Common Shares resulting from stock splits, stock dividends, combinations or exchanges of shares, or other similar capital adjustments, equitable proportionate adjustments shall automatically be made without further action by the Board in (i) the number of Common Shares available for award under this Plan, (ii) the number of Common Shares subject to options granted under this Plan, and (iii) the option price of options granted under this Plan.

          In the event of a Change in Control as defined in Paragraph 6(e) above, the Board may, but shall not be required to, make any adjustment in respect of outstanding options as it shall determine in its sole discretion, including but not limited, to the acceleration of the exercisability of options, or the cancellation of options if not exercised within a period determined by the Board, provided what the Board shall exercise its discretion under this paragraph on a uniform and consistent basis with respect all outstanding options at the time of such Change in Control.

          8.   Amendment or Termination.  The Board may terminate this Plan at
               ------------------------
any time, and may amend the Plan at any time or from time to time. If the Plan is terminated, any unexercised option shall continue to be exercisable in accordance with its terms, except as provided in Paragraph 7 above.

          9.   Company Responsibility.  All expenses of this Plan, including the
               ----------------------
cost of maintaining records, shall be borne by the Company. The Company shall have no responsibility or liability (other than under applicable securities laws) for any act or thing done or left undone with respect to the price, time, quantity, or other condition and circumstances of the purchase of Common Shares under the terms of the Plan, so long as the Company acts in good faith.

          10.  Implied Consent.  Every Optionee, by acceptance of an option
               ---------------
under this Plan, shall be deemed to have consented to be bound, on his or her own behalf and on behalf of his or her heirs, assigns, and legal representatives, by all of the terms and conditions of this Plan.

          11.  No Effect on Employment Status.  The fact that an individual has
               ------------------------------
been granted an option under this Plan shall not limit or otherwise qualify the right of the Company to terminate the individual's employment or contract at any time.

          12.  Duration and Termination of the Plan.  The Plan shall became
               ------------------------------------
effective upon its adoption by the Board of Directors, subject to approval by holders of a majority of the outstanding shares of voting capital stock of the Company (the "Effective Date"). No option shall be granted subsequent to the tenth anniversary of the Effective Date, or subsequent to any earlier date as of which the Plan is terminated pursuant to Paragraph 8 hereof.

          13.  Restricted Stock.
               ----------------

     (a) The Administrator shall determine the key employees to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Restricted Stock to be granted, the price (if any) to be paid by such employees, subject to Section 14(b)(i), the time or times within which such Restricted Stock may be subject to forfeiture, and the other terms and conditions of the grants in addition to those set forth in Section 13(b). The administrator may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Administrator may determine in its sole discretion.

     (b) Restricted Stock granted under the Plan shall contain any terms and conditions, not inconsistent with the provisions of the Plan, which are deemed desirable by the Administrator. A key employee who receives a grant of Restricted Stock shall not have any rights with respect to such Grant unless and until such key employee has executed an agreement evidencing such Grant in the form approved from time to time by the Administrator, has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Grant. In addition, Restricted Stock granted under the Plan shall be subject to the following terms and conditions:
(i) the purchase price for Common Shares consisting of Restricted Stock, if any, will be specified by the Administrator; (ii) grants of Restricted Stock shall only be accepted by executing a Restricted Stock agreement and paying in cash or by check, whatever price (if any) if required under Section 13(b)(i); (iii) each key employee granted Restrictive Stock shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such key employee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Grant;
(iv) any stock certificate evidencing Common Shares consisting of Restricted Stock shall either (A) be held in custody by the Company until the employment and other restrictions thereon shall all have lapsed; or (B) be affixed with a legend, identifying such Shares as Restricted Stock and expressly prohibiting the sale, transfer, tender, pledge, assignment or encumbrance of such Shares, as the Administrator shall determine (With respect to any Restricted Stock held in custody by the Company, the key employee granted such Restricted Stock shall deliver to the Company's stock power, endorsed in blank, relating to the Common

Shares represented by such Stock. With respect to an Restricted Stock held by a key employee under legend, the key employee granted such Restricted Stock shall deliver tot he Company an acknowledgement that such Stock remains subject to a substantial risk of forfeiture in the event of termination of employment under certain circumstances, and that the certificates representing ownership of such Stock will be surrendered to the Company immediately upon any such termination of employment); (v) Subject to the provisions of the Plan and the Restricted Stock agreement, during a temporal period set by the Administrator and commencing with the date of such grant (the Restriction Period), a key employee shall not be permitted to sell, transfer, tender, pledge, assign or otherwise encumber any Restricted Stock granted under the Plan. However, the Administrator, in its sole discretion, may provide for the lapse of such transfer or other restrictions in installments, or accelerate or waive such restrictions in whole or in part, based on service, performance or other factors and criteria selected by the Administrator; (vi) except as provided in this
Section 13(b)(vi) and in Section 13(b)(v), a key employee shall have, with respect to shares of Restricted Stock granted to him, all of the rights of a shareholder of the Company, including the right to vote such Stock and the right to receive any dividends thereon (The Administrator, in its sole discretion and as determined at the time of a grant of Restricted Stock, may permit or require such dividends otherwise due and payable to be deferred and, if the Administrator so determines, reinvested either in additional Restricted Stock (to the extent Common Shares are available), or otherwise. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock. As Restricted Stock, each additional Common Shares will be subject to the same restrictions, terms and conditions applicable to the Restricted Stock. As Restricted Stock, each additional Common Shares will be subject to the same restrictions, terms and conditions applicable to the Restricted Stock with respect to which such additional Common Shares were issued; (vii) so Restricted Stock shall be transferrable by a key employee other than by will or by the laws of descent and distribution; (viii) in the event Restricted Stock is forfeited by a key employee, the Company will refund to such key employee any payment(s) made by such key employee to purchase such Stock, promptly upon such forfeiture (and any corresponding surrender of stock certificates).

     (c) To ensure that Grants of Restricted Stock actually reflects the performance of the Company and service of the key employee, the Administrator may provide, in its sole-discretion, for a random performance-based award, or other grant, designed to guarantee a minimum value, payable in cash or Common Shares, to the recipient of a Restricted Stock Grant, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Administrator.

          14.  Investment Representations, Approvals and Listings.
               --------------------------------------------------

     The Administrator may, if it deems appropriate, condition its grant of any Stock Option hereunder upon receipt of the following investment representation from the optionee and any other representation or covenant reasonably necessary for compliance with law:

"I agree that any Common Shares of Imsco, Inc., which I may acquire by virtue of this Stock Option shall be acquired for investment purposes only and not with a view to distribution or resale, and may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by me unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act with respect to said Common Shares has become effective so as to permit the sale or other disposition of said shares by me; or
(ii) there is presented to the Company, an opinion of counsel satisfactory to the Company and its counsel to the effect that the sale or either proposed disposition of said Common Shares by me may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to the said shares under the Securities Act of 1933, as amended."

          15. Massachusetts Law to Govern.  This Plan shall be construed and
              ---------------------------
administered in accordance with and governed by the laws of the Commonwealth of Massachusetts.